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                                                                   EXHIBIT 10.40



                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "Amendment") dated and effective as of JANUARY 13, 2000, by and between Precision Response Corporation, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Employer"), and Robert Tenzer hereinafter referred to as ("Employee").

                               W I T N E S S E T H

         WHEREAS, Employer currently employs Employee pursuant to an Employment Agreement dated August 4, 1998 by and between Employer and Employee; and

         WHEREAS, Employer and Employee desire to amend the Employment Agreement as set forth herein.

         NOW THEREFORE, the parties agree that the Employment Agreement shall be amended as of and after the date hereof as follows:

         Section 9 is hereby amended by the addition of the following Subsection G:

         G. EXCISE TAX TREATMENT. If any of the payments or benefits to be received by Employee in connection with a Change in Control (as defined in Subsection 9E.) pursuant to the terms of this agreement or any other plan, arrangement or agreement (such payments or benefits the "Total Payments") will be subject to any excise tax imposed by Section 4999 of the Internal Revenue of 1986, as amended (the "Code"), then, after taking into account any reduction in the Total Payments provided by
                  Section 280G of the Code in such other plan, arrangement or agreement, the payments made pursuant to Subsection 9E. of this Employment Agreement shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the excise tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of excise tax to which the Employee would be subject in respect of such unreduced Total Payments).






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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

                            PRECISION RESPONSE CORPORATION

                            BY: /s/ RICHARD D. MONDRE
                                ---------------------------------------
                                Exec. Vice Pres.


                                /s/  ROBERT TENZER
                                ---------------------------------------
                                Robert Tenzer






































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